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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2017

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐    Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

On October 17, 2017, Stericycle, Inc. (the “Company”) entered into a Settlement with Plaintiffs and their counsel (the “Settlement”) in the multidistrict litigation proceeding known as In re: Stericycle, Inc., Steri-Safe Contract Litigation, Case No. 1:13-cv-05795 (N.D. Ill.) (the “MDL”).  The Settlement incorporates the terms of an agreement in principle with Plaintiffs and their counsel that was previously disclosed by the Company in August 2017.  The Settlement, upon approval by the United States District Court for the Northern District of Illinois (the “Court”), will fully and finally resolve all claims against the Company alleged in the MDL.  Based on execution of the Settlement, it is anticipated that Plaintiffs will file a motion in the near term, seeking preliminary approval of the Settlement by the Court.

The Settlement proposes a global resolution of all cases and claims against the Company in the MDL, including the allegation that price increases implemented by the Company allegedly violated the contracts between the Company and its customers as well as various state consumer protection statutes.  Under the terms of the Settlement, the Company will establish a common fund of $295 million from which all compensation to members of the Settlement class, attorneys’ fees and costs to class counsel, incentive awards to the named class representatives and all costs of notice and administration will be paid.  The Company’s existing contracts with its customers will remain in force, but the Company has agreed to certain caps on annual price increases for a specified period.  The Settlement also provides for guidelines for future price increases, added transparency regarding such increases and periodic monitoring.  The Settlement will address additional matters, including the availability of alternative dispute resolution for members of the settlement class.

Under the terms of the Settlement, the Company is admitting no fault or wrongdoing whatsoever, and it is entering into the Settlement in order to avoid the cost and uncertainty of litigation.

Pursuant to Federal Rule of Civil Procedure 23, the Court must first grant preliminary approval of the Settlement.  Provided that preliminary approval is granted, members of the Settlement class will then be provided notice of the Settlement and an opportunity to object or opt out.  Any members of the Settlement class who opt out will not receive any benefit from the Settlement or be bound by it.  The Company would, in turn, have the right to withdraw from the Settlement if a certain number of members of the Settlement class opted out.  Following notice and an opportunity for opt outs and objections, the Court will schedule a fairness hearing to consider final approval of the Settlement.  There can be no assurance, however, that the Settlement will not be amended further or that the Court will grant final approval of the Settlement.

The foregoing summary of the Settlement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement attached as Exhibit 99.1 to and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions).  Our actual results could differ significantly from the results described in the forward-looking statements.  Factors that could cause such differences include the ability to obtain preliminary and final approval from the Court as to the terms of the Settlement, the ultimate terms and conditions of the Settlement, the number of members of the Settlement class that may elect to opt out of the Settlement, the impact of the Settlement in future periods on the Company’s consolidated financial statements, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, our obligations to service our substantial indebtedness and to comply with the covenants and restrictions contained in our private placement notes, term loan credit facility and revolving credit facility, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste and secure information destruction industries, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, variability in the demand for services we provide on a project or non-recurring basis, exposure to environmental liabilities, fluctuations in the price we receive for the sale of paper, the outcome of pending or future litigation, disruptions in or attacks on our information technology systems and compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Settlement Agreement, dated October 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2017	STERICYCLE, INC.

	By:	/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer